SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2006

ULTRA CLEAN HOLDINGS, INC.
(Exact Name of Registrant
as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50646	61-1430858
(Commission File Number)	(IRS Employer Identification No.)

150 INDEPENDENCE DRIVE,
MENLO PARK, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 323-4100

N/A
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 29, 2006, Ultra Clean Holdings, Inc. (“Ultra Clean”) acquired Sieger Engineering, Inc. (“Sieger”), pursuant to an Agreement and Plan of Merger and Reorganization among Ultra Clean, Sieger, Bob Acquisition Inc., Pete Acquisition LLC, the Sieger shareholders and Leonid Mezhvinsky. The transaction closed and became effective on June 29, 2006.

This Amendment No. 2 for Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by the Company on July 6, 2006 as amended on September 12, 2006 and is being filed to provide the unaudited interim financial statements described under Item 9.01 below. These financial statements are filed as part of Exhibits 99.1 to this Form 8-K/A.   This Amendment also corrects the Independent Auditor’s Report conformed signature that was unintentionally omitted from the September 12, 2006 Form 8-K/A.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The required pro forma financial information as of and for the three months ended March 31, 2005 and 2006 is included in and attached hereto as Exhibit 99.1, and is incorporated in its entirety herein by reference.

(d) Exhibits

Exhibit Number	Exhibit Description

23.1	Consent of Independent Registered Public Accounting Firm, with respect to the financial statements of Sieger Engineering, Inc.

99.1
Audited financial statements of Sieger Engineering, Inc. as of and for the years ended December 31, 2005, 2004 and 2003.  Unaudited financial statements of Sieger Engineering, Inc. as of and for the three months ended March 31, 2006 and 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.

Date:	May 30, 2007	By:	/s/ Jack Sexton

			Name:	Jack Sexton
			Title:	Vice President and Chief Financial Officer